NEWS RELEASE

_____________________________________

 EVEREST RE GROUP, LTD.
c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados

Contact:
Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Announces Fourth Quarter Earnings

    ST.  MICHAEL, Barbados – February 2, 2004 — Everest Re Group, Ltd. (NYSE: RE) reported fourth quarter 2003 after-tax operating income1, which excludes realized capital gains and losses, of $118.6 million, or $2.09 per diluted share, a 95.9% increase compared to $60.6 million, or $1.17 per diluted share, in the fourth quarter of 2002. Fourth quarter 2003 net income increased 119.2% to $121.8 million, or $2.15 per diluted share, compared to $55.6 million, or $1.08 per diluted share, in the fourth quarter of 2002. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

        For the year ended December 31, 2003, after-tax operating income1, which excludes realized capital gains and losses, was $456.0 million, or $8.29 per diluted share, an increase of 73.6% compared to $262.8 million, or $5.14 per diluted share, in 2002. Net income was $426.0 million, or $7.74 per diluted share, an increase of 84.2% compared to $231.3 million, or $4.52 per diluted share, in 2002.

        Gross premiums written for the fourth quarter of 2003 were $1.26 billion, a 38.5% increase compared to $912.2 million in 2002. Net premiums written were $1.19 billion, an increase of 46.8% from $811.3 million for the fourth quarter of 2002. The Company’s GAAP combined ratio in the fourth quarter was 96.4% compared to 101.6% in 2002. Net investment income for the fourth quarter was $106.4 million compared to $87.8 million in the fourth quarter of 2002. Cash flow from operations for the fourth quarter of 2003 was $480.7 million, an increase of 71.0% from $281.2 million in the fourth quarter of 2002.

        For the year ended December 31, 2003, gross premiums written were $4.57 billion, a 60.7% increase from $2.85 billion in 2002. Net premiums written grew 63.6% to $4.32 billion from $2.64 billion in 2002. The GAAP combined ratio for 2003 was 95.2% compared to 99.0% in 2002. Net investment income for the year was $402.1 million, an increase of 14.7% from $350.6 million in 2002. Cash flow from operations for the year was $1.65 billion, compared to $736.1 million in 2002.

        At December 31, 2003, the Company’s shareholders’ equity was $3.16 billion, or $56.84 per outstanding share. The change in book value per share reflects a 33.6% increase in shareholders’ equity from $2.37 billion, or $46.55 per outstanding share, at December 31, 2002.

        Commenting on the Company’s results, Chairman and Chief Executive Officer Joseph V. Taranto said, “The Company’s 2003 results were excellent as our financial security, broad product expertise and market leadership reinforced our position as a reinsurer of choice. As we enter 2004, those same strengths should allow us to continue to deliver superior results for our shareholders.”

        The Company also reaffirmed its estimate of 2004 operating earnings at $10.00 — $11.00 per share, absent any unusual losses or market developments.

        This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In particular, our forecasts of future earnings are forward looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd. provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the United States. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the United States. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

        A conference call discussing the fourth quarter results will be held at 8:30 a.m. Eastern Standard Time on February 3, 2004. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

        Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financials/Financial Reports” section. The supplemental financial information may also be obtained by contacting the Company directly.

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1 The Company generally uses operating income, a non-GAAP financial measure to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses). Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of our underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of our financial information to evaluate the Company’s success or failure in our basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts, who follow the Company, focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

— Financial Details Follow —

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

	(unaudited)
REVENUES:
Premiums earned	$1,094,640	$724,539	$3,737,851	$2,273,677
Net investment income	106,380	87,821	402,100	350,603
Net realized capital gain (loss)	3,517	(7,500)	(38,026)	(50,043)
Net derivative income (expense)	3,462	3,097	5,851	(14,509)
Other income (expense)	4,991	(1,656)	(1,033)	(2,091)

Total revenues	1,212,990	806,301	4,106,743	2,557,637

CLAIMS AND EXPENSES:
Incurred loss and loss adjustment expenses	763,429	531,617	2,600,196	1,629,382
Commission, brokerage, taxes and fees	264,171	182,502	863,933	551,787
Other underwriting expenses	27,906	21,768	94,623	69,916
Distributions related to trust preferred securities	4,121	2,091	16,485	2,091
Interest expense on senior notes	9,734	9,730	38,931	38,916
Interest expense on credit facility	327	773	1,362	3,501

Total claims and expenses	1,069,688	748,481	3,615,530	2,295,593

INCOME BEFORE TAXES	143,302	57,820	491,213	262,044

Income tax expense	21,522	2,255	65,185	30,741

NET INCOME	$121,780	$55,565	$426,028	$231,303

Other comprehensive income, net of tax	12,991	18,742	58,535	107,662

COMPREHENSIVE INCOME	$134,771	$74,307	$484,563	$338,965

PER SHARE DATA:
Average shares outstanding (000's)	55,566	50,879	54,023	50,325
Net income per common share - basic	$2.19	$1.09	$7.89	$4.60

Average diluted shares outstanding (000's)	56,763	51,628	55,010	51,139
Net income per common share - diluted	$2.15	$1.08	$7.74	$4.52

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)

	December 31,	December 31,

	2003	2002

ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2003, $8,357,723; 2002, $6,460,839)	$8,726,886	$6,779,858
Equity securities, at market value (cost: 2003, $139,911 ; 2002, $56,841)	147,885	47,473
Short-term investments	151,853	169,116
Other invested assets (cost: 2003, $102,742; 2002, $53,887)	103,359	53,856
Cash	184,859	208,830

Total investments and cash	9,314,842	7,259,133

Accrued investment income	113,926	85,959
Premiums receivable	1,047,856	673,377
Reinsurance receivables	1,284,139	1,116,362
Funds held by reinsureds	157,364	121,308
Deferred acquisition costs	333,214	207,416
Prepaid reinsurance premiums	98,384	63,437
Deferred tax asset	145,271	139,176
Other assets	187,981	198,435

TOTAL ASSETS	$12,682,977	$9,864,603

LIABILITIES:
Reserve for losses and adjustment expenses	$6,361,245	$4,905,582
Future policy benefit reserve	205,275	227,925
Unearned premium reserve	1,499,640	872,340
Funds held under reinsurance treaties	385,768	347,360
Losses in the course of payment	11,133	45,511
Contingent commissions	2,135	1,932
Other net payable to reinsurers	46,037	61,244
Current federal income taxes	41,308	(16,696)
8.5% Senior notes due 3/15/2005	249,874	249,780
8.75% Senior notes due 3/15/2010	199,245	199,158
Revolving credit agreement borrowings	70,000	70,000
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debentures
("trust preferred securities")	210,000	210,000
Accrued interest on debt and borrowings	13,362	13,481
Other liabilities	222,785	308,340

Total liabilities	9,518,077	7,495,957

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	--	--
Common shares, par value: $0.01; 200 million shares authorized;
55.7 million shares issued in 2003 and 50.9 million shares
issued in 2002	561	513
Additional paid-in capital	954,658	618,521
Unearned compensation	(5,257)	(340)
Accumulated other comprehensive income, net of
deferred income taxes of $117.5 million in 2003 and
$74.4 million in 2002	280,077	221,542
Retained earnings	1,957,811	1,551,360
Treasury shares, at cost; 0.5 million shares in 2003 and 0.5 million
shares in 2002	(22,950)	(22,950)

Total shareholders' equity	3,164,900	2,368,646

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,682,977	$9,864,603

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:	$ 480,658	$ 281,150	$ 1,653,805	$ 736,128

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from investments sold	386,103	779,995	1,231,177	2,159,044
Proceeds from investments maturing or called	207,411	185,202	875,575	663,088
Cost of investments acquired	(1,303,777)	(1,543,969)	(4,144,191)	(3,911,607)
Net (purchases) sales of short-term investments	244,530	219,172	20,479	(18,100)

Net cash used in investing activities	(465,733)	(359,600)	(2,016,960)	(1,107,575)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	7,781	541	330,885	348,626
Dividends paid to shareholders	(5,010)	(4,071)	(19,577)	(16,347)
Purchase of treasury stock	--	--	--	(22,895)
Proceeds from trust preferred securities	--	210,000	--	210,000
Borrowings on revolving credit agreement	--	--	--	45,000
Repayments on revolving credit agreement	--	(55,000)	--	(80,000)

Net cash provided by financing activities	2,771	151,470	311,308	484,384

EFFECT OF EXCHANGE RATE CHANGES ON CASH	25,526	15,584	27,876	24,015

Net increase (decrease) in cash	43,222	88,604	(23,971)	136,952

Cash, beginning of period	141,637	120,226	208,830	71,878

Cash, end of period	$ 184,859	$ 208,830	$ 184,859	$ 208,830